Exhibit 10.21

OWNERSHIP INTEREST PLEDGE AGREEMENT

OWNERSHIP INTEREST PLEDGE AGREEMENT (this “Agreement”) dated as of July 21, 2003 by and among Duane Reade Inc., a Delaware corporation (hereinafter, the “Parent”), and DRI I Inc., a Delaware corporation (hereinafter, “DRI I”) (the Parent and DRI I, jointly, severally and collectively sometimes are referred to herein as the “Pledgors”), and Fleet Retail Finance Inc., a Delaware corporation, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

Reference is made to: (a) the Credit Agreement dated as of July 21, 2003 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and between, among others, (i) Duane Reade, a New York general partnership (the “Borrower”), (ii) the Pledgors, (iii) the other Facility Guarantors named therein, (iv) the Lenders named therein, (v) Fleet National Bank, as Administrative Agent for the Lenders and as Issuing Bank, and (vi) Fleet Retail Finance Inc., as Collateral Agent for the Lenders; and (b) the Guarantee dated as of July 21, 2003 executed by the Pledgors and the other Facility Guarantors named therein in favor of the Collateral Agent, the Lenders and the Issuing Bank (as such may be amended, modified, supplemented or restated hereafter, the “Facility Guarantee”).

Reference is also made to the Security Agreement dated as of July 21, 2003 (as such may be amended, modified, supplemented or restated hereafter, the “Security Agreement”) by and among the Pledgors, the other Grantors named therein and the Collateral Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Security Agreement (as applicable).

The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  The Pledgors have executed the Facility Guarantee, pursuant to which the Pledgors guarantee the Obligations of the Borrower.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Pledgors of an agreement in the form hereof to secure the Obligations.

Accordingly, the Pledgors and the Collateral Agent, on behalf of itself and each other Secured Party (and each of their respective successors or assigns), hereby agree as follows:

1.                                       Pledge.  As security for the payment and performance, as the case may be, in full of the Obligations, the Pledgors hereby transfer, grant, bargain, sell, convey, hypothecate, pledge, set over and deliver unto the Collateral Agent, its successors and assigns, and hereby grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of the Pledgors’ right, title and interest in, to and under:

(a)                                  the general partnership interests in the Borrower owned by the Pledgors and listed on Schedule I hereto, and any additional partnership interests in the Borrower or any general partnership which is the successor thereof, and the certificates or other securities representing all such partnership interests (if any) (the “Partnership Interests”);

(b)                                 the shares of capital stock owned by the Pledgors and listed on Schedule I hereto, and any shares of capital stock or other equity interest of any Subsidiary obtained in the future by the Pledgors, and the stock certificates or other securities representing all such shares or equity interests (the “Ownership Interests”, and together with the Partnership Interests, the “Pledged Securities”);

(c)                                  all other Investment Property that may be delivered to, and held by, the Collateral Agent pursuant to the terms hereof;

(d)                                 subject to Section 5, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable, in respect of, or in exchange for, the Pledged Securities referred to in clauses (a) and (b) above;

(e)                                  subject to Section 5, all rights and privileges of the Pledgors with respect to the Pledged Securities and other Investment Property referred to in clauses (a), (b), (c) and (d) above; and

(f)                                    all proceeds of any of the foregoing (the items referred to in clauses (a) through (f) being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, until the Obligations have been paid in full in cash, the Lenders have no further commitment to lend, the Letter of Credit Outstandings have been reduced to zero or fully cash collateralized in a manner satisfactory to the Issuing Bank and the Administrative Agent, and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement; subject, however, to the terms, covenants and conditions hereinafter set forth.

Upon delivery to the Collateral Agent pursuant to Section 2 of this Agreement, (a) all stock certificates or other securities now or hereafter included in the Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request, and (b) all other Investment Property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgors and such other instruments or documents as the Collateral Agent may reasonably request.  Each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

2.                                       Delivery of the Pledged Collateral. On or before the Closing Date, the Pledgors shall deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, any and all Investment Property, and any and all certificates or other instruments or documents representing the Pledged Collateral.

3.                                       Representations, Warranties and Covenants.  The Pledgors hereby represent, warrant and covenant, as to themselves and the Pledged Collateral pledged by them hereunder, to and with the Collateral Agent that:

(a)                                  the Partnership Interests represent that percentage of the issued and outstanding partnership interests of the issuer with respect thereto as set forth on Schedule I;

(b)                                 the Ownership Interests represent that percentage of the issued and outstanding shares of each class of the capital stock or other equity interest of the issuer with respect thereto as set forth on Schedule I;

(c)                                  except for the security interest granted hereunder, the Pledgors (i) are and will at all times continue to be the direct owners, beneficially and of record, of the Pledged Securities indicated on Schedule I, (ii) hold the Pledged Collateral free and clear of all Liens, other than Permitted Encumbrances and Liens in favor of the Collateral Agent, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in, or other Lien on, the Pledged Collateral, other than pursuant hereto and other than Permitted Encumbrances, and (iv) subject to Section 5, will cause any and all Pledged Collateral to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

(d)                                 the Pledgors (i) have the power and authority to pledge the Pledged Collateral in the manner hereby done or contemplated and (ii) will defend their title or interest thereto or therein against any and all Liens (other than Permitted Encumbrances and the Lien created by this Agreement or the other Loan Documents), however arising, of all Persons whomsoever;

(e)                                  no consent of any other Person (including stockholders or creditors of the Pledgors), and no consent or approval of any Governmental Authority or any securities exchange, was or is necessary to the validity of the pledge effected hereby or to the disposition of the Pledged Collateral upon an Event of Default in accordance with the terms of this Agreement;

(f)                                    by virtue of the execution and delivery by the Pledgors of this Agreement, and the delivery by the Pledgors to the Collateral Agent of the stock certificates or other certificates or documents representing or evidencing the Pledged Collateral in accordance with the terms of this Agreement, the Collateral Agent will obtain a valid and perfected first lien upon, and security interest in, the Pledged Collateral as security for the payment and performance of the Obligations;

(g)                                 the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein;

(h)                                 all the Pledged Securities have been duly authorized and validly issued and are fully paid and nonassessable;

(i)                                     all information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects as of the date hereof; and

(j)                                     none of the Pledged Securities constitutes margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System.

4.                                       Registration in Nominee Name; Copies of Notices.  Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its reasonable discretion and upon written notice to the Pledgors) to hold the Pledged Securities in its own names as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors, endorsed or assigned in blank or in favor of the Collateral Agent.  The Pledgors will promptly give to the Collateral Agent copies of any notices or other communications received by them with respect to Pledged Securities registered in the name of the Pledgors.

5.                                       Voting Rights; Dividends and Interest, etc.

(a)                                  Unless and until an Event of Default shall have occurred and be continuing:

(i)                                     The Pledgors shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Securities or any part thereof to the extent, and only to the extent, that such rights are exercised for any purpose consistent with, and not otherwise in violation of, the terms and conditions of this Agreement, the Credit Agreement, the other Loan Documents and Applicable Law; provided, however, that the Pledgors will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii)                                  The Pledgors shall be entitled to receive and retain any and all cash dividends paid on the Pledged Collateral to the extent, and only to the extent, that such cash dividends are permitted by, and otherwise paid in accordance with, the terms and conditions of this Agreement, the Credit Agreement, the other Loan Documents and Applicable Law.  All noncash dividends, and all dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than dividends and distributions referred to in the preceding sentence) made on or in respect of the Pledged Collateral, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock or partnership interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, amalgamation, arrangement, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by the Pledgors, to the extent required to be paid to the Collateral Agent pursuant to the terms of the Credit Agreement or the other Loan Documents, shall not be commingled by the Pledgors with any of their other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(b)                                 Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgors to dividends that the Pledgors are authorized to receive pursuant to paragraph (a)(ii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends.  All dividends received by the Pledgors contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of the Pledgors and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7.

(c)                                  Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgors to exercise the voting and consensual rights and powers they are entitled to exercise pursuant to paragraph (a)(i) of this Section 5 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights.  After all Events of Default have been cured or waived in writing by the Collateral Agent, the Pledgors will have the right to exercise the voting and consensual rights and powers that they would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

6.                                       Remedies upon Default.  Upon the occurrence of an Event of Default, it is agreed that the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other Applicable Law.  The rights and remedies of the Collateral Agent shall include, without limitation, the right to take any of or all the following actions at the same or different times:

(a)                                  The Collateral Agent may sell or otherwise dispose of all or any part of the Pledged Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgors, and, to the extent permitted by Applicable Law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal which the Pledgors now have or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b)                                 The Collateral Agent shall give the Pledgors at least ten (10) days’ prior written notice, by authenticated record, of the Collateral Agent’s intention to make any sale of the Pledged Collateral.  Such notice, (i) in the case of a public sale, shall state the date, time and place for such sale, (ii) in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange, and (iii) in the case of a private sale, shall state the date after which any private sale or other disposition of the Pledged Collateral shall be made.  The Pledgors agree that such written notice shall satisfy all requirements for notice to the Pledgors which are imposed under the UCC with respect to the exercise of the Collateral Agent’s rights and remedies upon default.  The Collateral Agent shall not be obligated to make any sale or other disposition of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(c)                                  Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale.

(d)                                 At any public (or, to the extent permitted by Applicable Law, private) sale made pursuant to this Section 6, the Collateral Agent or any other Secured Party may bid for or purchase, free (to the extent permitted by Applicable Law) from any right of redemption, stay, valuation or appraisal on the part of the Pledgors (all said rights being also hereby waived and released to the extent permitted by Applicable Law), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such other Secured Party from the Pledgors on account of the Obligations as a credit against the purchase price, and the Collateral Agent or such other Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgors therefor.

(e)                                  For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof.  The Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Pledgors shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.

(f)                                    As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Collateral and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

7.                                       Application of Proceeds of Sale.  The proceeds of any sale of Pledged Collateral pursuant to Section 6, as well as any Pledged Collateral consisting of cash, shall be applied by the Collateral Agent as required pursuant to the terms of Section 6.02 of the Security Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale or other disposition of the Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

8.                                       Reimbursement of Collateral Agent.

(a)                                  Without limiting any of their obligations under the Credit Agreement or the other Loan Documents, the Pledgors jointly and severally agree to pay all reasonable out-of-pocket expenses incurred by the Collateral Agent, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Collateral Agent, in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise, enforcement or protection of any of the Collateral Agent’s Rights and Remedies (as defined below) hereunder or (iv) the failure by the Pledgors to perform or observe any of the provisions hereof.

(b)                                 Without limiting any of their indemnification obligations under the Credit Agreement or the other Loan Documents, the Pledgors shall, jointly and severally, indemnify the Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution or delivery of this Agreement or any other Loan Document, the performance by the Pledgors of their obligations under this Agreement or any other Loan Document, or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, or (ii) any actual claim, litigation, investigation or proceeding relating to any of the foregoing or to the Pledged Collateral, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any of such Indemnitee’s Affiliates).

(c)                                  Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents.  All amounts due under this Section 8 shall be payable on written demand therefor.

9.                                       Collateral Agent Appointed Attorney-in-Fact.

(a)                                  Effective upon the occurrence and during the continuance of any Event of Default, the Pledgors hereby make, constitute and appoint the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as the Pledgors’ true and lawful agent and the attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deems necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of the Pledgors, (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral, (ii) to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgors representing any dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same, (iii) to settle, compromise, compound, adjust, prosecute or defend any action, suit, claim or proceeding relating to any of the Pledged Collateral, and (iv) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Pledged Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Pledged Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice.

(b)                                 The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by subparagraph (a), but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Pledgors for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Collateral Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

10.                                 Waivers; Amendment.

(a)                                  The rights, remedies, powers, privileges, and discretions of the Collateral Agent hereunder and under Applicable Law (herein, the “Collateral Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Collateral Agent in exercising or enforcing any of the Collateral Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Collateral Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement.  No single or partial exercise of any of the Collateral Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Collateral Agent and any Person, at any time, shall preclude the other or further exercise of the Collateral Agent’s Rights and Remedies.  No waiver by the Collateral Agent of any of the Collateral Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Collateral Agent’s Rights and Remedies  may be exercised at such time or times and in such order of preference as the Collateral Agent may determine. The Collateral Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Obligations.  No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by the Pledgors therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Pledgors in any case shall entitle the Pledgors to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgors, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

11.                                 Securities Act, etc.  The Pledgors recognize that the Collateral Agent may be unable to effect a public sale of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), federal banking laws, and other Applicable Law, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers.  The Pledgors understand that compliance with the Securities Act might limit the course of conduct of the Collateral Agent if the Collateral Agent was to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  The Pledgors recognize that, in light of such restrictions and limitations, the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof.  The Pledgors acknowledge and agree that, in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Securities Act and (b) may approach and negotiate with a single potential purchaser to effect such sale.  The Pledgors acknowledge and agree that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section 11 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells the Pledged Securities.

12.                                 Registration, etc.  If the Collateral Agent reasonably determines that it is necessary to sell any of the Pledged Securities at a public sale, the Pledgors agree that, upon the occurrence and during the continuance of an Event of Default hereunder, the Pledgors will, at any time and from time to time, upon the written request of the Collateral Agent, use their reasonable best efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Securities.  Without limiting any of its other indemnification obligations under this Agreement, the Credit Agreement or the other Loan Documents, the Pledgors agree to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, Affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including the reasonable fees and expenses of legal counsel to the Collateral Agent), and claims (including the reasonable costs of investigation) that any of them may incur insofar as such loss, liability, expense or claim arises out of, or is based upon, any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Pledgors or the issuer of such Pledged Securities by the Collateral Agent or any other Secured Party expressly for use therein.  The Pledgors further agree, upon such written request referred to above, to use their reasonable best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations.  The Pledgors will bear all costs and expenses of carrying out their obligations under this Section 12.  The Pledgors acknowledge that there is no adequate remedy at law for failure by them to comply with the provisions of this Section 12 and that such failure would not be adequately compensable in damages, and therefore agree that their agreements contained in this Section 12 may be specifically enforced.

13.                                 Security Interest Absolute.  All rights of the Collateral Agent hereunder, the grant of a security interest in the Pledged Collateral, and all obligations of the Pledgors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent to or departure from the Facility Guarantee or any other guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgors or any other Loan Party in respect of the Obligations or in respect of this Agreement.

14.                                 Termination or Release.

(a)                                  This Agreement and the security interests granted hereby shall terminate when all the Obligations have been paid in full, the Lenders have no further commitment to lend, the Letter of Credit Outstandings have been reduced to zero or fully cash collateralized in a manner satisfactory to the Issuing Bank and the Administrative Agent, and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

(b)                                 Upon any sale or other transfer by the Pledgors of any Pledged Collateral that is permitted under the Credit Agreement to any Person that is not a Loan Party, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Pledged Collateral pursuant to Section 9.02(b) of the Credit Agreement, the security interest in such Pledged Collateral shall be automatically released.

(c)                                  In connection with any termination or release pursuant to paragraph (a) or (b) above, the Collateral Agent shall execute and deliver to the Pledgors, at the Pledgors’ expense, all documents that the Pledgors shall reasonably request to evidence such termination or release and shall return the Pledged Securities and all stock powers delivered pursuant hereto.  Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to, or warranty by, the Collateral Agent.

15.                                 Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.

16.                                 Further Assurances.  The Pledgors agree to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Pledged Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

17.                                 Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Pledgors that are contained in this Agreement shall bind and inure to the benefit of their successors and assigns.  This Agreement shall be binding upon the Pledgors and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Pledgors, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that the Pledgors shall not have the right to assign or transfer their rights or obligations hereunder or any interest herein or in the Pledged Collateral (and any such attempted assignment or transfer shall be void), except as expressly permitted by this Agreement or the Credit Agreement.

18.                                 Survival of Agreement; Severability.

(a)                                  All covenants, agreements, representations and warranties made by the Pledgors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and the issuance of any Letters of Credit, and shall continue in full force and effect as long as the Obligations are outstanding and unpaid or the Letter of Credit Outstandings do not equal zero, or are not fully cash collateralized in a manner satisfactory to the Issuing Bank and the Administrative Agent, and as long as the Commitments have not expired or terminated.

(b)                                 In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

19.                                 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

20.                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

21.                                 Rules of Interpretation.  The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.  Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

22.                                 Jurisdiction; Consent to Service of Process.

(a)                                  Each of the Pledgors agrees that any suit for the enforcement of this Agreement or any other Loan Document may be brought in any New York state or federal court sitting in the Borough of Manhattan in New York City, as the Collateral Agent may elect in its sole discretion, and consents to the non-exclusive jurisdiction of such courts.  Each of the Pledgors hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.  Each of the Pledgors agrees that any action commenced by any Pledgor asserting any claim or counterclaim arising under or in connection with this Agreement shall be brought solely in any New York state or federal court sitting in the Borough of Manhattan in New York City, as the Collateral Agent may elect in its sole discretion, and consents to the exclusive jurisdiction of such courts with respect to any such action.

(b)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

23.                                 Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH ANY PARTY HERETO IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY PARTY HERETO OR IN WHICH ANY PARTY HERETO, IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR RELATES TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 23.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

PLEDGORS:		DUANE READE INC.

	By:	Duane Reade Inc., its General Partner

	By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Chief Financial Officer

	By:	/s/ Michelle D. Bergman
	Name:	Michelle D. Bergman
	Title:	Vice President

	By:	DRI I Inc., its General Partner

	By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Chief Financial Officer

	By:	/s/ Michelle D. Bergman
	Name:	Michelle D. Bergman
	Title:	Vice President

DRI I INC.

	By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Chief Financial Officer

	By:	/s/ Michelle D. Bergman
	Name:	Michelle D. Bergman
	Title:	Vice President

COLLATERAL AGENT:	FLEET RETAIL FINANCE INC., as Collateral Agent

	By:	/s/ Mark Forti
	Name:	Mark Forti
	Title:	Director

SCHEDULE I

None of the issuers has any authorized, issued or outstanding partnership interests of any class or any commitments to issue any partnership interests of any class or any securities convertible into or exchangeable for any partnership interests of any class except as otherwise stated in this Schedule I.

Issuer	Record Owner	Type of Interest held by Record Owner	Percentage of Partnership Interests held by Record Owner
Duane Reade	Duane Reade Inc.	General Partnership	99.0%
Duane Reade	DRI I Inc.	General Partnership	1.0%

None of the issuers has any authorized, issued or outstanding shares of its capital stock of any class or any commitments to issue any shares of its capital stock of any class or any securities convertible into or exchangeable for any shares of its capital stock of any class except as otherwise stated in this Schedule I.

Issuer	Record Owner	Class of Shares	Number of Shares held by Record Owner	Number of Issued and Outstanding Shares	Percentage of Shares held by Record Owner
DRI I Inc.	Duane Reade Inc.	Common	1,000	1,000	100.0%
Duane Reade Realty, Inc.	Duane Reade Inc.	Common	990	1,000	99.0%
Duane Reade Realty, Inc.	DRI I Inc.	Common	10	1,000	1.0%
Duane Reade International, Inc.	Duane Reade Inc.	Common	990	1,000	99.0%
Duane Reade International, Inc.	DRI I Inc.	Common	10	1,000	1.0%